Exhibit 99.1

S.Y. Bancorp Reports Record Net Income for the First Quarter of 2012 as Earnings Increase 18% to $6.5 Million or $0.47 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 18, 2012--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported record earnings for the first quarter of 2012. The following is a summary of the Company's reported results:

Quarter Ended March 31,	2012	2011	Change
Net income	$6,502,000	$5,491,000	18%
Net income per share, diluted	$0.47	$0.40	18%
Return on average equity	13.70%	12.88%
Return on average assets	1.29%	1.17%

The Company's higher comparative net income for the first quarter reflected a continued increase in net interest income, correlating with growth in the Bank's loan portfolio. For purposes of comparability and to provide additional insight into the strength of the Company's operations, it should be noted that first quarter 2012 earnings included a gain on an investment in a domestic private investment fund, which contributed approximately $0.03 per diluted share after tax to the Company's first quarter earnings (the fund's contribution to earnings in the year-earlier quarter was less than $0.01 per diluted share). Primarily because of earnings-related volatility associated with this fund, management elected in the fourth quarter of 2011 to liquidate the investment effective March 31, 2012. Excluding this gain, net income for the first quarter of 2012 on an adjusted basis, which is a non-GAAP measure, was $6.101 million or $0.44 per diluted share, reflecting an increase of 10% from the first quarter of 2011. See reconciliation of GAAP and non-GAAP measures later in this release.

Commenting on the results, David Heintzman, Chairman and Chief Executive Officer, said, "We are pleased to announce another solid quarter for S.Y. Bancorp, reflecting higher earnings, improving returns on equity and assets, and continued growth on our balance sheet. These achievements underscore the strength and diversity of our banking operations that result from a solid presence in our home market of Louisville together with our growing presence in the newer markets of Indianapolis and Cincinnati. Our results also reflect the contributions of other non-banking services and departments, such as our investment management and trust department, which accounted for almost 38% of our non-interest income for the first quarter of 2012. With $1.8 billion in assets under management, this department is consistently ranked among the top 100 bank-owned trust departments in the nation, providing service capabilities and a competitive differentiation that few community banks possess. Additionally, our mortgage division had an outstanding first quarter, with a 93% increase in gains on the sales of mortgage loans compared with the first quarter of 2011. This, in turn, reflected a 44% increase in mortgage loans processed relating to home purchase activity – a welcome sign that the housing market may be strengthening."

Heintzman said that he considered the Company's results for the first quarter of 2012 especially noteworthy due to the ongoing economic challenges that the Company and its customers face in the form of uncertain business conditions, troubling unemployment levels and a weak housing market. Reflecting these pressures, S.Y. Bancorp experienced deterioration in some of its credit quality metrics during the first quarter. However, the primary cause of this deterioration was a single loan that was restructured in bankruptcy during the first quarter of 2012. Aside from that change, credit quality metrics remained largely stable during the first quarter. Management still recognizes the potential risk that remains so long as the economy is weak. As a result, the Company continues to be cautious toward risk in its portfolio and expects that the higher levels of allowance and provision for bad debts experienced recently will continue until such time that more concrete indications of a sustained economic recovery are apparent.

Concluding, Heintzman said, "With higher earnings and continued growth on our balance sheet, we consider the first quarter to be an encouraging start to the new year. In view of our diverse markets, products and service lines, together with our strong capital base, I believe S.Y. Bancorp remains well positioned to extend its record of success in 2012."

S.Y. Bancorp's total assets increased $121.3 million or 6% during the first quarter of 2012, reaching $2.040 billion at March 31, 2012, compared with $1.919 billion at March 31, 2011. The Company's loan portfolio increased $14.0 million or 1% to $1.532 billion at March 31, 2012, compared with $1.518 billion at March 31, 2011, despite the prepayment of several significant loans in the first quarter of 2012. Total deposits increased $110.9 million or 7% to $1.627 billion at March 31, 2012, from $1.516 billion at the end of the first quarter of 2011.

The Company's capital levels continued to strengthen during the first quarter of 2012, remaining well above those required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. The Company's Tier 1 leverage ratio, Tier 1 risk-based capital ratio and Total risk-based capital ratio at March 31, 2012, were 10.71%, 13.13% and 14.39%, respectively, all exceeding required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets was 9.37% at March 31, 2012, 9.11% at December 31, 2011, and 9.00% as of March 31, 2011. See reconciliation of GAAP and non-GAAP measures later in this release. The Company intends to maintain capital ratios at historically high levels at least until such time as the economy demonstrates sustained improvement.

Because of the Company's capital strength, it repaid $10 million of subordinated debt during the first quarter of 2012. In connection with the prepayment, the Company wrote off approximately $97,000 in previously capitalized debt issuance costs.

Net interest income – the Company's largest source of revenue – increased $1.2 million or 7% in the first quarter of 2012 to $18.5 million from $17.3 million in the year-earlier period. This increase reflected primarily the year-over-year growth in interest-earning assets. In the first quarter of 2012, net interest margin was 4.07%, up 16 basis points from 3.91% in the fourth quarter of 2011, but down one basis point from 4.08% in the first quarter of 2011. The sequential quarterly increase in net interest margin included the impact of penalties paid by customers due to the early repayment of several large loans; these prepayment penalties added an estimated seven basis points to the first quarter margin. Excluding this impact, a normalized margin of 4.00% reflected an ongoing low interest rate environment, a competitive loan market, and the Company's excess liquidity, all of which are likely to continue in the foreseeable future.

Non-performing loans (NPLs) totaled $29.1 million or 1.90% of total loans outstanding at March 31, 2012, up from $23.3 million or 1.51% of total loans outstanding at December 31, 2011, and $15.1 million or 0.99% of period-end loans at March 31, 2011. The sequential quarterly increase reflected primarily a single commercial credit that was restructured in bankruptcy during the first quarter of 2012. Non-performing assets (NPAs), which include NPLs, other real estate owned and repossessed assets, also increased to $37.6 million or 1.84% of total assets at March 31, 2012, from $31.1 million or 1.51% of total assets at December 31, 2011, and $24.2 million or 1.26% of total assets at March 31, 2011, reflecting the increase in non-performing loans.

Net charge-offs in the first quarter of 2012 totaled $2.6 million or 0.17% of average loans. This compared with net charge-offs of $2.4 million or 0.16% of average loans in the fourth quarter of 2011 and $1.4 million or 0.09% of average loans in the year-earlier period.

The Company's loan loss provision for the first quarter of 2012 was $4.1 million, bringing the Company's allowance for loan losses to 2.04% of total loans as of March 31, 2012. This compared with $3.1 million and 1.93%, respectively, for the fourth quarter of 2011 and $2.8 million and 1.78%, respectively, for the first quarter of 2011. The higher provision in the first quarter of 2012 reflected both the increase in the quarter's net charge-offs and the possibility of further deterioration in several significant loans currently on the Bank's credit watch list.

Despite some recent signs of an improving business conditions, the Company remains uncertain as to when the economic climate will begin to strengthen on a consistent basis. The business downturn continues to create credit fatigue among traditionally solid and stable borrowers, and presents a risk of spreading to additional customers until the real estate market and overall business conditions show sustained improvements. Additionally, should market conditions not improve and foreclosed assets increase significantly, the Company's flexibility to minimize losses by approaching collateral sales in an orderly fashion may be reduced and management may be forced to liquidate problem assets more rapidly, thus increasing the potential for loss on these assets. Accordingly, S.Y. Bancorp intends to remain cautious in assessing the potential risk in its loan portfolio. The Company expects the allowance for loan losses and other credit costs to remain at high levels compared with historic amounts until there are clearer signs of continued economic recovery and, thus, a more reliable indication of reduced overall credit risk. Still, while NPLs and NPAs are well above the Company's historic range for these metrics, they have continued to trend significantly better than those of $1-to-$2.5 billion publicly traded banks, which as of December 31, 2011, (first quarter peer data is not yet available) posted average NPLs and NPAs of 3.80% and 4.35%, respectively, according to a leading source for industry data.

Non-interest income increased $1.2 million or 15% to $9.2 million in the first quarter of 2012 compared with $8.0 million in the same quarter last year. The increase primarily reflected the aforementioned gain on the sale of an investment in a domestic private investment fund as well as increased gains on sales of mortgage loans. These increases were partially offset by a slight decline in investment management and trust services fees related to one-time executor fees in the first quarter of 2011.

Non-interest expense declined $91,000 or less than 1% to $14.7 million in the first quarter of 2012 from $14.8 million in the same period last year. The decline in non-interest expense was due largely to higher write-downs on OREO in the year-earlier quarter and office renovation costs recorded in the 2011 quarter, along with reduced FDIC insurance expense and lower state taxes versus the prior-year period. These cost reductions were partially offset by higher personnel costs due largely to increased staffing across the Company's operations and normal salary increases, higher occupancy expenses related to the Company's operations center and a new branch in the Indianapolis market, which opened in February 2012, as well as higher data processing costs. The Company's first quarter efficiency ratio was 52.32% compared with 57.66% in the first quarter of 2011, with the improvement largely resulting from the aforementioned gain on an investment in a domestic private investment fund.

In February 2012, S.Y. Bancorp's Board of Directors increased its regular quarterly cash dividend 5.6% to $0.19 per common share from the previous rate of $0.18 per common share. The latest dividend was distributed on April 2, 2012, to stockholders of record as of March 12, 2012.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $2.0 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

The following table provides a reconciliation of net income and earnings per diluted share, along with total stockholders' equity, in accordance with GAAP to adjusted net income and adjusted earnings per diluted share, both non-GAAP measures, along with tangible common equity in accordance with applicable regulatory requirements. The Company provides non-GAAP earnings information to improve the comparability of its results and provide additional insight into the strength of the Company's operations. In addition, the Company provides the tangible common equity ratio because of its widespread use by investors as a means to evaluate capital adequacy.

S.Y. Bancorp, Inc. Reconciliation of GAAP and Non-GAAP Measures (Amounts in thousands)

		Mar. 31, 2012	Mar. 31, 2011
Adjusted Net Income and Earnings Per Diluted Share
Net income as reported		$6,502	$5,491
Less gain on sale of investment, after tax		(401)	--
Adjusted net income		$6,101	$5,491

Earnings per diluted share as reported		$0.47	$0.40
Less gain on sale of investment, after tax		(0.03)	--
Adjusted earnings per diluted share		$0.44	$0.40

	Mar. 31, 2012	Dec. 31, 2011	Mar. 31, 2011
Tangible Common Equity Ratio
Total stockholders' equity (a)	$191,823	$187,686	$173,361
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$191,141	$187,004	$172,679

Total assets (b)	$2,040,589	$2,053,097	$1,919,323
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$2,039,907	$2,052,415	$1,918,641

Total stockholders' equity to total assets (a/b)	9.40%	9.14%	9.03%
Tangible common equity ratio (c/d)	9.37%	9.11%	9.00%

S.Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2012 Earnings Release
(In thousands unless otherwise noted)

	Three Months Ended
	March 31,
	2012	2011
Income Statement Data
Net interest income, fully tax equivalent (1)	$18,921	$17,709
Interest income
Loans	$19,880	$19,600
Federal funds sold	72	46
Mortgage loans held for sale	63	63
Securities	1,797	1,579
Total interest income	21,812	21,288
Interest expense
Deposits	2,046	2,671
Securities sold under agreements to repurchase	49	67
Federal funds purchased	8	13
Federal Home Loan Bank advances	363	361
Subordinated debentures	796	861
Total interest expense	3,262	3,973
Net interest income	18,550	17,315
Provision for loan losses	4,075	2,800
Net interest income after provision for loan losses	14,475	14,515
Non-interest income
Investment management and trust income	3,490	3,537
Service charges on deposit accounts	2,055	1,924
Bankcard transaction revenue	965	877
Gains on sales of mortgage loans held for sale	739	382
Brokerage commissions and fees	541	513
Bank owned life insurance	257	249
Other non-interest income	1,198	523
Total non-interest income	9,245	8,005
Non-interest expense
Salaries and employee benefits expense	9,052	8,400
Net occupancy expense	1,369	1,230
Data processing expense	1,313	1,137
Furniture and equipment expense	292	355
FDIC insurance expense	351	621
(Gain) loss on other real estate owned	(25)	370
Other non-interest expenses	2,384	2,714
Total non-interest expense	14,736	14,827
Net income before income tax expense	8,984	7,693
Income tax expense	2,482	2,202
Net income	$6,502	$5,491

Weighted average shares - basic	13,844	13,747
Weighted average shares - diluted	13,890	13,837

Net income per share, basic	$0.47	$0.40
Net income per share, diluted	0.47	0.40
Cash dividend declared per share	0.19	0.18

Balance Sheet Data (at period end)
Total loans	$1,531,740	$1,517,786
Allowance for loan losses	31,206	26,956
Total assets	2,040,589	1,919,323
Non-interest bearing deposits	328,575	263,166
Interest bearing deposits	1,298,742	1,253,299
Federal home loan bank advances	60,428	60,439
Subordinated debentures	30,900	40,900
Stockholders' equity	191,823	173,361
Total shares outstanding	13,872	13,780
Book value per share	13.83	12.58
Market value per share	23.20	25.16

S.Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2012 Earnings Release

	Three Months Ended
	March 31,
	2011	2010
Average Balance Sheet Data
Average federal funds sold	$93,724	$62,694
Average investment securities	257,664	217,827
Average loans	1,543,778	1,507,574
Average earning assets (3)	1,870,318	1,758,695
Average assets	2,022,040	1,910,869
Average interest bearing deposits	1,293,685	1,245,660
Average total deposits	1,609,810	1,509,160
Average securities sold under agreement to repurchase	62,729	53,756
Average federal funds purchased	19,032	25,052
Average short-term borrowings	-	1,209
Average long-term debt	93,637	101,340
Average interest bearing liabilities	1,469,083	1,427,017
Average stockholders' equity	190,888	172,926

Performance Ratios
Annualized return on average assets	1.29%	1.17%
Annualized return on average equity	13.70%	12.88%
Net interest margin, fully tax equivalent (3)	4.07%	4.08%
Non-interest income to total revenue, fully tax equivalent	32.82%	31.13%
Efficiency ratio	52.32%	57.66%

Capital Ratios
Average stockholders' equity to average assets	9.44%	9.05%
Tier 1 risk-based capital	13.13%	12.12%
Total risk-based capital	14.39%	13.98%
Leverage	10.71%	10.45%

Loans by Type
Commercial and industrial	$371,430	$345,340
Construction and development	143,337	158,559
Real estate mortgage - commercial investment	413,182	380,093
Real estate mortgage - owner occupied commercial	300,203	315,231
Real estate mortgage - 1-4 family residential	155,185	157,479
Home equity - first lien	37,746	39,781
Home equity - junior lien	74,688	85,870
Consumer	35,969	35,433

Asset Quality Data
Allowance for loan losses to total loans	2.04%	1.78%
Allowance for loan losses to average loans	2.02%	1.79%
Allowance for loan losses to non-performing loans	107.35%	178.72%
Nonaccrual loans	$19,232	$10,747
Troubled debt restructuring	9,443	2,878
Loans - 90 days past due & still accruing	394	1,458
Total non-performing loans	29,069	15,083
OREO and repossessed assets	8,550	9,138
Total non-performing assets	37,619	24,221
Non-performing loans to total loans	1.90%	0.99%
Non-performing assets to total assets	1.84%	1.26%
Net charge-offs to average loans (2)	0.17%	0.09%
Net charge-offs	$2,614	$1,387

Other Information
Total assets under management (in millions)	$1,839	$1,791
Full-time equivalent employees	480	473

S.Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2012 Earnings Release

	Five Quarter Comparison
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Income Statement Data
Net interest income, fully tax equivalent (1)	$18,921	$18,388	$18,160	$18,005	$17,709
Net interest income	$18,550	$18,016	$17,790	$17,611	$17,315
Provision for loan losses	4,075	3,100	4,100	2,600	2,800
Net interest income after provision for loan losses	14,475	14,916	13,690	15,011	14,515
Investment management and trust income	3,490	3,296	3,347	3,661	3,537
Service charges on deposit accounts	2,055	2,223	2,167	2,034	1,924
Bankcard transaction revenue	965	940	945	960	877
Gains on sales of mortgage loans held for sale	739	725	574	441	382
Brokerage commissions and fees	541	606	570	530	513
Bank owned life insurance	257	258	257	255	249
Other non-interest income	1,198	1,181	(2)	271	523
Total non-interest income	9,245	9,229	7,858	8,152	8,005
Salaries and employee benefits expense	9,052	8,549	7,528	8,648	8,400
Net occupancy expense	1,369	1,291	1,314	1,357	1,230
Data processing expense	1,313	1,248	1,283	1,346	1,137
Furniture and equipment expense	292	301	306	337	355
FDIC Insurance expense	351	356	339	339	621
Loss (gain) on other real estate owned	(25)	1,301	6	39	370
Other non-interest expenses	2,384	3,681	2,526	2,659	2,714
Total non-interest expense	14,736	16,727	13,302	14,725	14,827
Net income before income tax expense	8,984	7,418	8,246	8,438	7,693
Income tax expense	2,482	1,076	2,472	2,441	2,202
Net income	$6,502	$6,342	$5,774	$5,997	$5,491

Weighted average shares - basic	13,844	13,808	13,799	13,789	13,747
Weighted average shares - diluted	13,890	13,834	13,838	13,879	13,837

Net income per share, basic	$0.47	$0.46	$0.42	$0.43	$0.40
Net income per share, diluted	0.47	0.46	0.42	0.43	0.40
Cash dividend declared per share	0.19	0.18	0.18	0.18	0.18

Balance Sheet Data (at period end)
Total loans	$1,531,740	$1,544,845	$1,539,055	$1,538,950	$1,517,786
Allowance for loan losses	31,206	29,745	29,066	27,564	26,956
Total assets	2,040,589	2,053,097	1,987,954	1,943,384	1,919,323
Non-interest bearing deposits	328,575	313,587	285,265	266,745	263,166
Interest bearing deposits	1,298,742	1,304,152	1,291,295	1,265,626	1,253,299
Federal home loan bank advances	60,428	60,431	60,434	60,437	60,439
Subordinated debentures	30,900	40,900	40,900	40,900	40,900
Stockholders' equity	191,823	187,686	183,553	178,825	173,361
Total shares outstanding	13,872	13,819	13,801	13,799	13,780
Book value per share	13.83	13.58	13.30	12.96	12.58
Market value per share	23.20	20.53	18.62	23.25	25.16

S.Y. Bancorp, Inc. Financial Information (unaudited)
First Quarter 2012 Earnings Release

	Five Quarter Comparison
	3/31/12	12/31/11	9/30/11	6/30/11	3/31/11
Average Balance Sheet Data
Average loans	$1,543,778	$1,539,227	$1,541,899	$1,529,039	$1,507,574
Average assets	2,022,040	2,015,486	1,978,408	1,932,317	1,910,869
Average earning assets (3)	1,870,318	1,864,616	1,831,262	1,780,194	1,758,695
Average total deposits	1,609,810	1,597,461	1,563,580	1,527,510	1,509,160
Average long-term debt	93,637	101,332	101,335	101,338	101,340
Average interest bearing liabilities	1,469,083	1,483,574	1,473,340	1,442,734	1,427,017
Average stockholders' equity	190,888	186,935	181,933	176,579	172,926

Performance Ratios
Annualized return on average assets	1.29%	1.25%	1.16%	1.24%	1.17%
Annualized return on average equity	13.70%	13.46%	12.59%	13.62%	12.88%
Net interest margin, fully tax equivalent (3)	4.07%	3.91%	3.93%	4.06%	4.08%
Non-interest income to total revenue, fully tax equivalent	32.82%	33.42%	30.20%	31.17%	31.13%
Efficiency ratio	52.32%	60.57%	51.13%	56.29%	57.66%

Capital Ratios
Average stockholders' equity to average assets	9.44%	9.27%	9.20%	9.14%	9.05%
Tier 1 risk-based capital	13.13%	12.77%	12.56%	12.26%	12.12%
Total risk-based capital	14.39%	14.63%	14.43%	14.12%	13.98%
Leverage	10.71%	10.53%	10.50%	10.55%	10.45%

Loans by Type
Commercial and industrial	$371,430	$393,729	$381,644	$365,008	$345,340
Construction and development	143,337	147,637	152,891	158,412	158,559
Real estate mortgage - commercial investment	413,182	399,655	362,498	382,753	380,093
Real estate mortgage - owner occupied commercial	300,203	297,121	328,893	313,531	315,231
Real estate mortgage - 1-4 family residential	155,185	154,565	158,594	159,320	157,479
Home equity - 1st lien	37,746	38,637	38,766	38,376	39,781
Home equity - junior lien	74,688	76,687	81,143	83,880	85,870
Consumer	35,969	36,814	34,626	37,670	35,433

Asset Quality Data
Allowance for loan losses to total loans	2.04%	1.93%	1.89%	1.79%	1.78%
Allowance for loan losses to average loans	2.02%	1.93%	1.89%	1.80%	1.79%
Allowance for loan losses to non-performing loans	107.35%	127.67%	104.20%	157.66%	178.72%
Nonaccrual loans	$19,232	$18,737	$22,673	$15,570	$10,747
Troubled debt restructuring	9,443	3,402	3,931	250	2,878
Loans - 90 days past due & still accruing	394	1,160	1,290	1,663	1,458
Total non-performing loans	29,069	23,299	27,894	17,483	15,083
OREO and repossessed assets	8,550	7,773	8,165	7,187	9,138
Total non-performing assets	37,619	31,072	36,059	24,670	24,221
Non-performing loans to total loans	1.90%	1.51%	1.81%	1.14%	0.99%
Non-performing assets to total assets	1.84%	1.51%	1.81%	1.27%	1.26%
Net charge-offs to average loans (2)	0.17%	0.16%	0.17%	0.13%	0.09%
Net charge-offs	$2,614	$2,421	$2,598	$1,992	$1,387

Other Information
Total assets under management (in millions)	$1,839	$1,741	$1,722	$1,809	$1,791
Full-time equivalent employees	480	480	468	466	473

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.
(2) - Interim ratios not annualized
(3) - Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President, Treasurer and Chief Financial Officer